Exhibit 99.1

SEPTEMBER 27, 2017 / 6:00PM, WOR - Q1 2018 Worthington Industries Inc Earnings Call

C O R P O R A T E P A R T I C I P A N T S

B. Andrew Rose Worthington Industries, Inc. - CFO & Executive VP

Catherine Mayne Lyttle Worthington Industries, Inc. - VP of Communications & IR

John P. McConnell Worthington Industries, Inc. - Chairman of the Board & CEO

Mark A. Russell Worthington Industries, Inc. - President & COO

C O N F E R E N C E C A L L P A R T I C I P A N T S

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

P R E S E N T A T I O N

Operator

Ladies and gentlemen, good afternoon, and welcome to the Worthington Industries' First Quarter Fiscal 2018 Earnings Conference Call. (Operator Instructions) This conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time.

I'd like to introduce Ms. Cathy Lyttle, Vice President of Corporate Communications and Investor Relations. Ms. Lyttle, you may begin.

Catherine Mayne Lyttle - Worthington Industries, Inc. - VP of Communications & IR

Good afternoon, and welcome to our First Quarter Earnings Call.

Certain statements we make today are forward-looking within the meaning of the 1995 Private Securities Litigation Reform Act. These statements are subject to risk and uncertainties and could cause actual results to differ from those suggested. Our earnings news release was issued this morning with more detail on those factors that could cause actual results to differ materially.

We are recording this call, and it will be made available later on our website.

Joining me today on the call are Chairman and CEO, John McConnell; President and COO, Mark Russell; Executive Vice President and CFO, Andy Rose. John will start us off.

John P. McConnell - Worthington Industries, Inc. - Chairman of the Board & CEO

Well, thank you, Cathy, and good afternoon and thank all of you for joining us today.

Now we had a very good first quarter when all the onetime charges that Andy will review with you are taken into account. While still short of our all-time record quarter in last year's first quarter, we're continuing to drive improvement throughout our company through Transformation 2.0, which Mark will discuss later.

For now, let's have Andy start off with a review of the quarter financials.

SEPTEMBER 27, 2017 / 6:00PM, WOR - Q1 2018 Worthington Industries Inc Earnings Call

B. Andrew Rose - Worthington Industries, Inc. - CFO & Executive VP

Thank you, John, and good afternoon, everyone. The company delivered solid earnings per share of $0.73, excluding restructuring in the first quarter to start the fiscal year, down $0.30 from last year's all-time record quarter. Steel Processing drove most of the decline as inventory holding losses was $1.5 million compared to the unusually high $17 million of inventory holding gains in last year's first quarter. Equity income was also down $7.2 million, primarily driven by lower margins at our ClarkDietrich joint venture.

Several unique items in Q1 were as follows. Inventory revaluation and onetime expenses related to the Amtrol acquisition resulted in a reduction of $4.2 million of operating income or $0.04 per share. Restructuring charges of $2.3 million or $0.03 per share were primarily related to severance accruals at Pressure Cylinders from leadership position eliminations at Amtrol. Our effective annual tax rate remains around 31%. A $6.2 million of favorable impact from 2 to 3 items once again helped lower taxes during the quarter.

Cylinders' operating income, excluding restructuring, was down $1.9 million or 13% to $12.3 million, driven by a decline in alternative fuels, higher corporate allocations and onetime expenses from the Amtrol acquisition. Revenue at our oil & gas business was up 69% from the prior year quarter. Profitability is improving as a result. Inventory revaluation for purchase accounting and onetime deal expenses totaled $4.2 million during the quarter. These items should be largely through the business, and we expect a more normalized earnings stream from the acquisition next quarter. As we mentioned at closing, Amtrol delivered $38 million of EBITDA in calendar year 2016. The integration is proceeding as expected, and we are well on our way to unlocking the $6 to $8 million of expected annual synergies. Based on our preliminary purchase accounting, we expect depreciation and amortization related to this business of $17 million per year going forward.

Steel Processing operating income was down $22.6 million, excluding restructuring from the prior year quarter, to $33.2 million. Almost $19 million of this decline was due to steel price volatility in the prior year, which generated significant inventory holding gains in the prior year quarter. This was a difficult comparison quarter as we have not seen a significant rise in steel prices that we saw this time last year. Steel also had a tough quarter from an operation's standpoint with a furnace outage at Delta, a flood in Monroe and continued startup challenges at our Mexico TWB operation, resulting in higher manufacturing expenses of $2.5 million.

Revenue in Engineered Cabs was up 25% to $32 million and excluding restructuring, operating losses were $400,000, a $1.3 million improvement over the same quarter a year ago. A lower cost structure combined with increased revenue drove the improvement. Equity income from our joint ventures was down $7.2 million, primarily from the higher steel cost driving lower margins at our ClarkDietrich joint venture. WAVE and Serviacero were bright spots during the quarter as income improved $1.5 million and $1 million, respectively. We received dividends from JVs of $20 million during the quarter.

Cash from operations was $83 million for the quarter. We spent $285 million on acquisitions, $18 million on capital projects, distributed $13 million in dividends and repurchased $45 million of stock during the quarter. Today, the board declared a $0.21 per share dividend for the second quarter payable in December of 2017. In addition, the board also authorized the repurchase of an additional 6.8 million shares, increasing the total number of shares available for repurchase to 10 million shares.

Debt was up just over $200 million from the prior quarter to $781 million as we completed a 15-year public bond offering in July at a rate of 4.3%. Interest expense was up $1 million to $9 million from the prior year quarter. Our current annual run rate of interest is $38 million. We have consolidated cash of $196 million and almost $600 million available under our revolving credit facilities. Our net debt-to-trailing EBITDA leverage ratio is now roughly 1.5x.

Overall, we are quite pleased with the start to our fiscal year despite the decline in earnings related to steel prices. The company generated $95 million of EBITDA and continue to deliver strong free cash flow, which we are investing to grow our business and reward shareholders. Trailing 12-month adjusted EBITDA is now $380 million. We will continue our balanced approach to investing in our business, acquiring new businesses and returning capital to shareholders as the opportunities present themselves.

During the quarter, we continued to roll out the Transformation 2.0, completed the largest acquisition in the company's history and saw further progress in our effort to become a more innovative new product development company. The combined benefit of these 3 strategic pillars will continue to provide opportunities for us to leverage our strong Golden Rule, corporate culture and drive value for our shareholders, customers and suppliers. We're off to a solid start towards another successful year.

Mark will now discuss operations.

SEPTEMBER 27, 2017 / 6:00PM, WOR - Q1 2018 Worthington Industries Inc Earnings Call

Mark A. Russell - Worthington Industries, Inc. - President & COO

Thanks, Andy. Steel Processing, our direct shipments were up 1% compared to last year's quarter. Comparable Metals Service Center Institute data showed a very slight decline. Our toll processing volume decreased 14%. Combined, our direct and toll volume decreased by 6% while the mix was 56% direct versus 44% toll.

Shipments to our Detroit Three customers were down 7% while our other automotive shipments fell by 4%. Direct shipments were up overall due to a 23% increase in our shipments to the heavy truck market and a 20% growth in our agricultural shipments. Our toll shipments decrease reflects the slight softening of automotive demand from last year's record high, but was primarily driven by significantly lower volume at our Spartan galvanizing joint venture.

Our Steel Processing joint ventures are beginning to see the benefit of recent capital investments. Tailor Welded Blanks, our joint venture with Baosteel, has opened 4 new facilities over the past 24 months. During the past quarter, TWB also began production on our first full-scale aluminum friction stir welding line recently installed in our Monroe, Michigan, facility. Serviacero had another strong quarter with direct shipments up 8%, toll shipments up 20%. We continue to invest in Serviacero with an expansion in Monterrey that includes a new heavy gauge blanker that's scheduled to begin production in early calendar 2018. No TWB or Serviacero facilities in Mexico were disrupted by the recent earthquake there.

In our Pressure Cylinders business, oil and gas equipment revenue was up 69% compared to last year. Volume in this business has increased now for the fourth straight quarter. Alternative fuels revenue was down 20%, primarily due to lower European automotive volume. Our industrial products business now includes a portion of our new Amtrol business. Revenue in the legacy industrial products business was up 6% compared to last year, primarily on higher LPG volume. But if you include the industrial products portion of the Amtrol business in the numbers, our revenue was up 43%. Our consumer products business now includes the other portion of our new Amtrol business. Revenue in the legacy consumer products business was down 2% on lower sales of torches. But if you include the consumer products portion of the Amtrol business to the numbers, revenue was up 33%.

At Engineered Cabs, shipments were up significantly. The off-highway equipment market continues to see growth, driven by consistent increases in demand from both construction and mining customers. WAVE's volume increased by a mid-single-digit percent in the Americas, though last year's quarter was negatively impacted by customers buying ahead of a price increase the previous quarter. Europe volume decreased versus last year due to customers there buying ahead of August and September price increases this year. Asia volume increased slightly due to stronger sales in the China market. Our other joint ventures performed as expected, and the only Worthington facilities that were affected by the recent hurricane were ClarkDietrich joint venture operations in Texas, Florida and Georgia, and in each of those cases, operations returned to near normal in a matter of days.

Our Transformation 2.0 work continues across our businesses. We intend to drive significant improvement in everything we do. Our approach is based on data-driven, rapid experimentation. And where we fully implemented Transformation 2.0, and it's measurably part of our culture, the results are very impressive. We continue to roll the process out across the company, and we'll keep you updated on our progress in future quarters.

John, back to you.

John P. McConnell - Worthington Industries, Inc. - Chairman of the Board & CEO

Thank you, Mark and Andy. At this point, we're happy to take any questions that you have.

SEPTEMBER 27, 2017 / 6:00PM, WOR - Q1 2018 Worthington Industries Inc Earnings Call

Q U E S T I O N S A N D A N S W E R S

Operator

(Operator Instructions) And we'll take our first question from Martin Englert with Jefferies.

Martin John Englert - Jefferies LLC, Research Division - Equity Analyst

Could you repeat what the adverse operating income impact was within Steel Processing from the disruptions?

B. Andrew Rose - Worthington Industries, Inc. - CFO & Executive VP

Around $2.5 million.

Martin John Englert - Jefferies LLC, Research Division - Equity Analyst

Okay. And then are you seeing any margin relief since the quarter ended within ClarkDietrich?

B. Andrew Rose - Worthington Industries, Inc. - CFO & Executive VP

I'm not sure I understand the question, margin relief?

Martin John Englert - Jefferies LLC, Research Division - Equity Analyst

Well, there are -- you called out headwinds from steel prices year-on-year. The earnings contribution had deteriorated quite a bit.

B. Andrew Rose - Worthington Industries, Inc. - CFO & Executive VP

Yes. I mean, I think they're working hard to push price. I think it's to be determined how successful they can be.

Martin John Englert - Jefferies LLC, Research Division - Equity Analyst

Okay. And then one last one there. Any time horizon on the execution for the remaining share repurchases there?

B. Andrew Rose - Worthington Industries, Inc. - CFO & Executive VP

Not really. I mean, we're opportunistic. We look for buying opportunities. We were out of the market the entire last fiscal year, principally because of the Amtrol acquisition. You can see we bought -- we spent $45 million in the last quarter. But obviously, the reauthorization is a sign of confidence that we feel good about the company and where we're headed.

Operator

(Operator Instructions) Next in queue is Phil Gibbs, KeyBanc Capital Markets.

SEPTEMBER 27, 2017 / 6:00PM, WOR - Q1 2018 Worthington Industries Inc Earnings Call

Philip Ross Gibbs - KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

Just a question on Amtrol. The $4.2 million item that you outlined, Andy, is that -- does that account for both the deal-related costs and the purchase price accounting? Or is there something else on the deal costs that was additional to that?

B. Andrew Rose - Worthington Industries, Inc. - CFO & Executive VP

Yes. Phil, it accounts for both of those. The one thing that's not in that number is the additional depreciation and amortization related to Amtrol, which we called out as kind of $17 million annually, if that makes sense.

Philip Ross Gibbs - KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

Yes. So you had a step-up of a little under, I think, $4 million relative to your last quarter. So there's a little bit more D&A to come next quarter is how I see that, unless this is the end of that. But on the side of Amtrol then and, essentially, that $4.2 million, the biggest portion of that comes out of cost of goods sold.

B. Andrew Rose - Worthington Industries, Inc. - CFO & Executive VP

Yes. The deal fees were -- I mean, I don't know if I have the exact breakdown, but probably 2/3 of it was purchase accounting, 1/3 roughly -- 1/3 being deal fees.

Philip Ross Gibbs - KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

1/3 SG&A, okay. On the side of the oil & gas business, can you talk a little bit about what you're seeing there in terms of the momentum and the backlog? And if the -- is there any of the sort of the recent flatlining of the rig count has impacted orders or it's just the backlog has continued to move up?

Mark A. Russell - Worthington Industries, Inc. - President & COO

So far, the increase has been pretty steady and continues. One of the benefits, Phil, at the moment is a number of our customers are deciding their capital budgets for calendar '18 at the moment, and they're pretty bullish. So the forward look there, it looks as good as it has in several years, and that doesn't show any sign of getting weaker, even though the rig count growth has flattened, as you say.

Philip Ross Gibbs - KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

And Andy, did I hear you right that you had some disruption related to the hurricane in the volumes in the Steel business in the quarter?

B. Andrew Rose - Worthington Industries, Inc. - CFO & Executive VP

No. The only disruption we had that was material was at ClarkDietrich, where they have a facility in Texas and they have a couple of facilities in Florida and one in Georgia, actually, where they lost power and weren't able to produce for anywhere from a couple of days to, I think, almost a week.

SEPTEMBER 27, 2017 / 6:00PM, WOR - Q1 2018 Worthington Industries Inc Earnings Call

Philip Ross Gibbs - KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

Okay. I thought I had just heard you call out $2.5 million related to Steel, and so I was curious what that was.

B. Andrew Rose - Worthington Industries, Inc. - CFO & Executive VP

It was. It's just not related to the hurricanes. We had a furnace outage at a galvanizing facility, so they were down for a couple of weeks, if not longer. And then we had a kind of a minor flood issue at our Monroe, Ohio facility.

Mark A. Russell - Worthington Industries, Inc. - President & COO

Yes. They were far from the hurricane.

Philip Ross Gibbs - KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

Got it. Just on -- just more unusual operational items than we normally see, I guess, is the way to put it.

B. Andrew Rose - Worthington Industries, Inc. - CFO & Executive VP

Yes.

Operator

(Operator Instructions) I'm showing no additional questions. Please continue.

John P. McConnell - Worthington Industries, Inc. - Chairman of the Board & CEO

All right. Well, thank you again for your participation today. We look forward to talking to you next quarter.

Operator

And ladies and gentlemen, that does conclude your conference call for today. We do thank you for your participation and for using AT&T Executive TeleConference. You may now disconnect.

DISCLAIMER

Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.